                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      THIS AGREEMENT made as of the 1st day of January, 2006, by and between
Oppenheimer Capital Income Fund, formerly known as Oppenheimer Equity Income
Fund (hereinafter referred to as the "Fund"), and OppenheimerFunds, Inc.
(hereinafter the "Manager").

      WHEREAS, the Fund is an open-end, diversified investment company registered as such with the Securities and Exchange Commission (the
"Commission") pursuant to the Investment Company Act of 1940, as amended (the
"Investment Company Act") and the Manager is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940; and

      WHEREAS, the Fund desires that OFI shall act as its investment adviser pursuant to this Agreement, which amends and restates the Investment Advisory
Agreement dated April 16, 1998 by and between the Fund and OFI;

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions.

The Fund hereby employs the Manager and the Manager hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. The Manager shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules and regulations thereunder; (ii) any other applicable provisions of state or federal law;
(iii) the provisions of the Declaration of Trust and By-Laws of the Fund as
amended from time to time; (iv) policies and determinations of the Board of
Trustees of the Fund; (v) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the
Investment Company Act and in the Fund's By-Laws, or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi)  the
Prospectus of the Fund in effect from time to time. The appropriate officers and employees of the Manager shall be available upon reasonable notice for consultations with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.    Investment Management.

(a) The Manager shall, subject to the direction and control by the Fund's
Board of Trustees (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii)  supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange, subject to the provisions of paragraph "6" hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund. The Manager shall also conduct investigations and research in the securities field and furnish to the Fund's Board of Trustees statistical and other factual information and reports on industries, businesses or corporations, to assist the Manager and the Fund's Board of Trustees in furthering the investment policies of the
Fund; and the Manager shall compile, for its use and that of the Fund, and furnish to the Fund's Board of Trustees, information and advice on economic and business trends, and render such other complete investment management services as may be necessary or appropriate to effectuate the investment of the resources of the Fund through the acquisition, holding and disposition of portfolio securities.

(b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph "6" hereof, the Manager may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c) So long as it shall have acted with due care and in good faith, the
Manager shall not be liable for any loss sustained by reason of any investment, the adoption of any investment policy, or the purchase, sale or retention of any security irrespective of whether the determinations of the
Manager relative thereto shall have been based, wholly or partly, upon the investigation or research of any other individual, firm or corporation believed by it to be reliable. Nothing herein contained shall, however, be construed to protect the Manager against any liability to the Fund or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(d) Nothing in this Agreement shall prevent the Manager or any officer thereof from acting as investment adviser or performing management services for any other person, firm or corporation and shall not in any way limit or restrict the Manager or any of its directors, officers, shareholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Manager of its duties and obligations under this
Agreement, nor adversely affect the Fund.

3.    Other Duties of the Manager.

The Manager shall, at its own expense, provide and supervise the activities of all executive, administrative and clerical personnel as shall be required to provide effective administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required; the preparation and filing of such reports with respect thereto as shall be required by the Commission, and the laws of any state, territory or possession of the United States or any foreign country;
composition of periodic reports with respect to its operations for the shareholders of the Fund; composition of proxy materials for meetings of the
Fund's shareholders; and the composition of such registration statements as may be required by federal securities laws and the laws of any state, territory or possession of the United States or any foreign country for continuous public sale of shares of the Fund. The Manager shall, at its own cost and expense, provide such officers for the Fund as the Fund's Board may request and shall also provide the Fund's Trustees, at their request, with adequate office space, and normal office equipment and secretarial assistance as may be necessary for them to perform their functions as such, and the
Manager shall, at its own cost and expense, calculate the daily net asset value of the Fund's shares and maintain the Fund's general accounting books and records. The cost and expenses of the Manager set forth in this paragraph
3 do not include the transfer agent and other costs and expenses set forth in paragraph 4 following.

4.    Allocation of Expenses to the Fund.

All other costs and expenses not expressly assumed by the Manager under this
Agreement, or to be paid by the General Distributor of the shares of the
Fund, shall be paid by the Fund, including but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums on fidelity and other coverage requisite to its operations; (iv) compensation and expenses of its Trustees except as qualified further in this paragraph 4; (v)
legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii)
expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration of the Fund's shares for public sale under federal securities laws or the laws of any state, territory or possession of the United States or any foreign country; (x)
expenses of printing and mailing reports and notices and proxy material to shareholders of the Fund; (xi) except as noted in paragraph 3 hereof, all other expenses incidental to holding any meetings of the Fund's shareholders;
and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and the legal obligation or right which the
Fund may have to indemnify its officers and Trustees with respect thereto unless the Fund has the right to recover said indemnity payments from the
Manager. Any officers or employees of the Manager or any entity controlling, controlled by or under common control with the Manager who may also serve as officers, Trustees or employees of the Fund shall not receive any compensation by the Fund for their services.

5.    Compensation of the Manager.

The Fund agrees to pay the Manager and the Manager agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the net asset value of the Fund as of the close of each business day and payable monthly at the following annual rates:

        0.75% of the first $100 million of net assets;
        0.70% of the next $100 million;
        0.65% of the next $100 million;
        0.60% of the next $100 million;
        0.55% of the next $100 million;
        0.50% of net assets from $500 million to $5 billion; and
        0.48% of net assets in excess of $5 billion.

6.    Portfolio Transactions and Brokerage.

(a) The Manager will render all services for the Fund in connection with placing orders with brokers and dealers for the purchase, sale or trade of securities for the Fund's portfolio.

(b) The Manager is authorized, in arranging the purchase and sale of the
Fund's portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter "broker-dealers"), including "affiliated" broker-dealers, as that term is defined in the
Investment Company Act, as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the
Fund's portfolio transactions as well as to obtain, consistent with provisions of subparagraph (c) of this paragraph 6, the benefit of such investment information or research as will be of significant assistance to the performance by the Manager of its investment management functions.

(c) The Manager shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Manager on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(d) The Manager shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers
(other than affiliated broker-dealers) qualified to obtain best execution of such transactions and who provide "brokerage and/or research services" (as such services are defined in Section 28 (e) (3) of the Securities Exchange
Act of 1934) for the Fund and/or other accounts for which the Manager exercises "investment discretion" (as that term is defined in Section 3 (a)
(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Manager determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the accounts as to which it exercises investment discretion.
In reaching such determination, the Manager will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer.  In demonstrating that such determinations were made in good faith, the Manager shall be prepared to show that all commissions were allocated for purposes contemplated by this Agreement and that the total commissions paid by the
Fund over a representative period selected by the Fund's Trustees were reasonable in relation to the benefits to the Fund.

(e) The Manager shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of
Trustees and the provisions of this paragraph 6.

(f) Transactions with affiliated broker-dealers are required to conform to a number of restrictions and conditions: (1) affiliated broker-dealers may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by them are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions; and (2) if required by Section 11(a) of the
Securities Exchange Act of 1934, affiliated broker-dealers may not receive compensation in connection with any portfolio transaction effected on a national securities exchange for the Fund if the affiliated broker-dealers are  members of such exchange unless there is an effective separate written contract between the affiliated broker-dealers and the Fund expressly providing otherwise and which refers to said Section 11(a) and the rules promulgated thereunder and provides that any transactions executed on an exchange of which the affiliated broker-dealers are members must be executed on the floor of such exchange by a member which is not an "associated person"
of the affiliated broker-dealers.

7.    Duration.

This Agreement will take effect on the date first set forth above and shall continue in effect from year to year, unless earlier terminated by operation of law, so long as such continuance shall be approved annually by the Fund's
Board of Trustees, including the vote of a majority of the Trustees of the
Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a majority of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

8.    Termination.

This Agreement may be terminated (i) by the Manager at any time without penalty by giving sixty days' written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days'
written notice to the Manager (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by the Board of Trustees of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Fund.

9.    Assignment or Amendment.

This Agreement may not be amended or the rights of the Manager thereunder sold, transferred, pledged or otherwise in any manner encumbered without the affirmative vote or written consent of the holders of the majority of the outstanding voting securities of the Fund; this Agreement shall automatically and immediately terminate in the event of its assignment.

10.   Disclaimer of Shareholder Liability.

The Manager understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property.  The Manager represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the
Fund.

11.   Use of Name "Oppenheimer".

The Manager hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof.  To the extent necessary to protect the Manager's rights to the name  "Oppenheimer" under applicable law, such license shall allow the Manager to inspect and, subject to control by the Fund's Board, control the nature and quality of services offered by the Fund under such name.  Such license may, upon termination of this Agreement, be terminated by the Manager, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise. The name "Oppenheimer" may be used by the Manager in connection with any of its activities, or licensed by the Manager to any other party.

12.   Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment
Company Act and other applicable laws.

                                    Oppenheimer Capital Income Fund

                                         /s/ Robert G. Zack

                                    By:
                                         Robert G. Zack
                                         Vice President and Secretary

                                    OppenheimerFunds, Inc.

                                        /s/ John V. Murphy

                                    By:
                                         John V. Murphy
                                         Chairman, President and Chief
                                         Executive Officer